UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010

HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas	76180
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 255-5200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 25, 2010, HealthMarkets, Inc. (the “Company”) determined that it would wind down the current business of Insphere Securities, Inc. (“ISI”) and related life agency sales offices located in Utah, Nevada and Arizona. ISI is a full-service broker-dealer and registered investment adviser. Securities and advisory services available through ISI include variable annuities, mutual funds, education savings plans, stocks, bonds, and fee-based asset management services. The Company determined that a wind down of this business was necessary, and in the best interests of the Company, after consideration of the expected costs of developing the recently acquired ISI business and the belief that the products and services available through ISI could be offered more efficiently to customers through contractual arrangements with third parties at an appropriate time in the future. The Company intends to maintain operations at ISI as necessary for an orderly transition of customer accounts and completion of applicable business and regulatory requirements. The Company intends to have this action substantially completed by September 30, 2010.

The Company estimates that the total pre-tax expense expected to be incurred in connection with this action will be between $2.4 and $2.8 million, consisting of approximately $700,000 in employee termination costs, approximately $400,000 related to the write-down of fixed assets and intangible assets, and approximately $1.3 million to $1.7 million related to facility and operations termination costs. All amounts are expected to be incurred as cash expenditures, other than approximately $400,000 related to the write-down of fixed assets and intangible assets.

This Current Report on Form 8-K contains or may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding expected benefits, costs and charges associated with the transactions described above. Forward-looking statements are generally identified by use of the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions. Actual events or results may differ materially from those statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, including the information discussed under the caption “Item 1 Business”, “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the Securities and Exchange Commission and other publicly disseminated written documents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.

By: /s/ B. Curtis Westen
Name: B. Curtis Westen
Title: Executive Vice President &
General Counsel

Dated: June 30, 2010